Exhibit 99.1

Lucid Diagnostics Provides Business Update and Reports Fourth Quarter and Full Year 2025 Financial Results

Processed 3,664 EsoGuard® tests and recognized 4Q25 revenue of $1.5 million

Expanded EsoGuard access with U.S. Department of Veterans Affairs contract award and strengthened clinical evidence with positive data from the largest reported real-world experience of esophageal precancer detection

Conference call and webcast to be held today, March 26, at 8:30 AM EST

NEW YORK, March 26, 2026 - Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid” or the “Company”) a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM) (“PAVmed”), today provided a business update for the Company and reported financial results for the fourth quarter and full year ended December 31, 2025.

Conference Call and Webcast

The webcast will take place on Thursday, March 26, 2026, at 8:30 AM and will be accessible in the investor relations section of the Company’s website at luciddx.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “Lucid Diagnostics Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at luciddx.com.

Business Highlights

“Throughout 2025, we established a strong commercial foundation for EsoGuard, demonstrating that we can consistently generate and sustain demand, drive physician adoption, and engage effectively with both health systems and commercial payors,” said Lishan Aklog, M.D., Lucid’s Chairman and Chief Executive Officer. “As we move into 2026, our focus is on building on that foundation by converting demand into revenue, with priorities including deepening our relationship with the VA, expanding adoption across health systems, advancing coverage with commercial payors, and securing Medicare coverage, which we still expect in the near-term.”

Highlights from the fourth quarter and recent weeks:

●	Processed 3,664 EsoGuard® Esophageal DNA Tests in 4Q25.

●	Recognized $1.5 million in EsoGuard revenue for 4Q25.

●	Awarded U.S. Department of Veterans Affairs (VA) contract for EsoGuard, expanding access across the nation’s largest integrated healthcare system serving approximately nine million veterans. The contract, issued under the VA Federal Supply Schedule, includes Medicare-aligned pricing of $1,938 and spans approximately 170 VA medical centers nationwide under a single national framework.

●	Announced positive data from the largest reported real-world experience of esophageal precancer detection, evaluating Lucid’s EsoGuard and EsoCheck® Esophageal Cell Collection Device in nearly 12,000 at-risk patients. Real-world data demonstrated that EsoCheck achieved a 95% technical success rate and that 95% of procedures were completed in under two minutes, while physicians used EsoGuard appropriately in routine clinical practice.

Financial Results

●	For the three months ended December 31, 2025, EsoGuard related revenues were $1.5 million. Operating expenses were approximately $15.5 million, which included stock-based compensation expenses of $1.2 million. GAAP net loss attributable to common stockholders was approximately $16.3 million or $(0.12) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss for the three months ended December 31, 2025 was approximately $12.6 million or $(0.10) per common share.

●	Lucid had cash and cash equivalents of $34.7 million as of December 31, 2025, compared to $22.4 million as of December 31, 2024.

●	The audited financial results for the year ended December 31, 2025, were filed with the SEC on Form 10-K on March 25, 2026, and available at www.luciddx.com or www.sec.gov.

Lucid Non-GAAP Measures

●

To supplement our audited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA), and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense and other non-cash income and expenses, if any. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment, and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months and years ended December 31, 2025, and 2024 are as follows:

Condensed consolidated statements of operations (unaudited)

(in thousands except per-share amounts)	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024

Revenue	$1,504	$1,197	$4,706	$4,346

Operating expenses	15,514	13,571	54,346	50,398
Other (Income) expense	2,256	(833)	8,370	(523)
Net Loss	(16,266)	(11,541)	(58,010)	(45,529)
Net income (loss) per common share, basic and diluted	$(0.12)	$(0.20)	$(0.69)	$(1.05)
Net loss attributable to common stockholders	(16,266)	(11,541)	(70,569)	(53,025)
Preferred Stock dividends and deemed dividends	—	—	12,559	7,496
Net income (loss) as reported	(16,266)	(11,541)	(58,010)	(45,529)
Adjustments:
Depreciation and amortization expense[1]	210	222	872	1,167
Interest expense, net[2]	(104)	(58)	(364)	(296)
EBITDA	(16,160)	(11,377)	(57,502)	(44,658)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,165	1,172	4,491	4,534
Operating expenses issued in stock[1]	—	98	234	346
Change in FV convertible debt[2]	2,359	(4,825)	7,656	(5,394)
Debt extinguishments loss - Senior Secured Convertible Note[2]	—	—	1,078	—
Equity issuance cost extinguishment	—	4,050	—	5,167
Non-GAAP adjusted (loss)	$(12,636)	$(10,882)	$(44,043)	$(40,005)
Basic and Diluted shares outstanding	131,070	58,378	101,947	50,516
Non-GAAP adjusted (loss) income per share	$(0.10)	$(0.19)	$(0.43)	$(0.79)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Cost of revenues	$1,859	$2,145	$6,670	$7,099
Stock-based compensation expense[3]	(39)	(42)	(191)	(164)
Net cost of revenues	1,820	2,103	6,479	6,935

Amortization of intangible assets	106	105	421	688

Sales and marketing	5,343	4,003	17,710	16,463
Stock-based compensation expense[3]	(269)	(300)	(1,021)	(1,365)
Net sales and marketing	5,074	3,703	16,689	15,098

General and administrative	6,483	5,865	23,867	20,156
Depreciation expense	(104)	(117)	(451)	(479)
Operating expenses issued in stock	—	(98)	(234)	(346)
Stock-based compensation expense[3]	(734)	(691)	(2,795)	(2,330)
Net general and administrative	5,645	4,959	20,387	17,001

Research and development	1,723	1,453	5,678	5,992
Stock-based compensation expense[3]	(123)	(139)	(484)	(675)
Net research and development	1,600	1,314	5,194	5,317

Total operating expenses	15,514	13,571	54,346	50,398
Depreciation and amortization expense	(210)	(222)	(872)	(1,167)
Operating expenses issued in stock	—	(98)	(234)	(346)
Stock-based compensation expense[3]	(1,165)	(1,172)	(4,491)	(4,534)
Net operating expenses	$14,139	$12,079	$48,749	$44,351

About Lucid Diagnostics

Lucid Diagnostics Inc. is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. Lucid is focused on the millions of patients with GERD, also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device - the first and only commercially available tools designed with the goal of preventing esophageal cancer and cancer deaths through widespread, early detection of esophageal precancer in at-risk patients.

For more information, please visit luciddx.com and for more information about its parent company PAVmed, please visit pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid Diagnostics’ clinical and preclinical studies; whether and when Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of Lucid Diagnostics’ products once cleared and commercialized; Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

PAVmed and Lucid Diagnostics

mjr@pavmed.com